UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 29, 2005

NALCO HOLDING COMPANY

Delaware      001-32342    16-1701300
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05      Costs Associated with Exit or Disposal Activities

On June 28, 2005, the Boards of Directors of Nalco Holding Company, Nalco Finance Holdings LLC and Nalco Holdings LLC (collectively the “Companies”) through actions of their Executive Committees approved the following cost-savings initiative plan:

a.
Nalco Company shall reduce positions in functional and lower performing operating groups, mainly in North America and Europe (the “Plan”). A small portion of the costs associated with these position reductions will be accounted for under SFAS No. 146, whereas the majority of the costs will be accounted for under SFAS No. 112 and expensed by the end of June 2005. It is expected that 70% of the Plan will be implemented before September 1, 2005, an additional 15% before the end of 2005 and the remaining 15% during the first half of 2006.

b.
The Companies estimate the expenses associated with the Plan to be $14 million, arising almost entirely from one-time severance or termination costs associated with the job reductions. These expenses will result in equivalent cash payments as the Plan is implemented.

c.	Nalco Holding Company issued a press release on June 28, 2005 related to the Plan.

Item 8.01      Other Events

Nalco Holding Company issued a press release on June 28, 2005 updating its projected 2005 earnings and cash flow performance.

Item 9.01(c)    Financial Statements and Exhibits

Exhibits

99.1	Press Release of Nalco Holding Company, dated June 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: June 29, 2005